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                                                                         Ex-3.26

                               OPERATING AGREEMENT
                                       OF
                      ARMOR HOLDINGS PAYROLL SERVICES, LLC

      This Operating Agreement (this "Agreement") of Armor Holdings Payroll Services, LLC, a Delaware limited liability company (the "Company"), is entered into as of the 31st day of December, 2002 by and between Break-Free Armor Corp., a Delaware corporation (the "Member"), and the Company.

      Pursuant to and in accordance with the Limited Liability Company Act of the State of Delaware, as amended from time to time (the "LLCA"), the Member hereby agrees as follows:

      1. Name. The name of the limited liability company shall be Armor Holdings Payroll Services, LLC.

      2. Office. The principal office of the Company shall be located at 1400 Marsh Landing Parkway, Suite 112, Jacksonville, FL 32250 or such other place or places as the Member shall determine.

      3. Term. The term of the Company commenced as of the date of filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware and the Company shall be dissolved and its affairs wound up as provided in said Certificate, in this Agreement, or as otherwise provided in the LLCA.

      4. Purpose. The Company is formed for the purpose of engaging in any lawful act or activity for which limited liability companies may be organized under the LLCA and engaging in any and all activities necessary or incidental to the foregoing.

      5. Member. The name and the mailing address of the Member is as follows:

         Name                                      Address
         ----                                      -------

         Break-Free Armor Corp.                    1400 Marsh Landing Parkway
                                                   Suite 112
                                                   Jacksonville, FL 32250


      The Member is authorized to admit additional members and/or create different classes of members.

      6. Management; Powers. The business and affairs of the Company shall be managed by one or more managers (the "Manager"), as determined by the Member. Any Manager acting alone is authorized to execute any and all documents on behalf of the Company necessary or appropriate in connection with the acquisition,

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financing, operation, management or development of any property of the Company and shall have all other rights and powers as designated by the Member. The initial Managers of the Company are Glenn Heiar and Edward Bayhi.

      7. Capital Contributions. The initial capitalization of the Company by the Member is set forth on Schedule A.

      8. Additional Contributions. The Member is not required to make any additional capital contribution to the Company, provided however, that additional capital contributions may be made at such time and in such amounts as the Member shall determine.

      9. Allocation of Profits and Losses. The Company's profits and losses shall be allocated to the Member as set forth on Schedule A.

      10. Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Member and in accordance with the same percentages as profits and losses are allocated.

      11. Admission of Additional Members. The Member may cause the Company to admit one or more additional members to the Company.

      12. Liability of Members. The Member shall not have any liability for the obligations or liabilities of the Company.

      13. Exculpation of Member. The Member shall not be liable to the Company for any breach of duty in such capacity, unless otherwise required by law.

      14. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

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      IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Operating Agreement.

                                   ARMOR HOLDINGS
                                   PAYROLL SERVICES, LLC


                                By: /s/ Glenn Heiar
                                   --------------------------------
                                   Name: Glenn Heiar
                                   Title: Manager


                                By: /s/ Edward Bayhi
                                   --------------------------------
                                   Name: Edward Bayhi
                                   Title: Manager


                                   BREAK-FREE ARMOR CORP.


                                By: /s/ Stephen E. Croskrey
                                   --------------------------------
                                   Name: Stephen E. Croskrey
                                   Title: President


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                                   SCHEDULE A

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Name                    Capital Contribution    Allocation of Profits and Losses
--------------------------------------------------------------------------------
Break-Free Armor Corp.          $100                           100%
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